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Bret W. Wise                                        FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4718

                    Dentsply International Inc.
           Reports Third Quarter 2004 Sales and Earnings


York, PA - October 26, 2004 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced record sales and earnings for the quarter ended September 30, 2004. Net sales increased 4.0% to $390.6 million compared to $375.5 million reported for the third quarter of 2003. Net sales, excluding precious metal content, increased 5.1% in the third quarter of 2004.

Net income for the third quarter of 2004 was $46.7 million, ($.57 per diluted share). Income from continuing operations was $46.3 million ($.57 per diluted share) in the 2004 quarter compared to $40.3 million ($.50 per diluted share) in the 2003 third quarter, a 14.0% increase in diluted earnings per share from continuing operations. The third quarter of 2004 includes pretax charges of $2.1 million related to restructuring activities and a reduction of income taxes of $2.9 million related to tax matters from prior periods.

For the nine months ended September 30, 2004, net sales increased 7.9% and sales excluding precious metal content increased 8.5%. Earnings from continuing operations were $1.73 per diluted share in the first nine months of 2004, a 14.6% increase compared to the 2003 period. The results for the nine months ended September 2004 includes pretax charges of $3.2 million related to restructuring activities and in reduction of income taxes of $4.1 million related to tax matters from prior periods.

Gary K. Kunkle, Vice Chairman and Chief Executive Officer, commented that, "During the third quarter we saw slowing trends in our sales in certain regions of two key markets, the United States and Europe. We believe that these trends are short term and will not continue into 2005. Despite the temporary slow down in these regions, we are pleased to continue to deliver record earnings performance based on strong brand recognition for our key products and continued investment in new product innovations."

Mr. Kunkle also stated that, "We are also pleased to announce that we continue to gain access to new technologies that have exciting opportunities in dentistry. We recently completed an agreement with Doxa AB to develop and commercialize products within the dental field based upon Doxa's bioactive ceramic technology. The Doxa technology is designed to induce chemical integration between the material and dentition or bone structure. This is a perfect example of the kind of technology investment we are prepared to make in order to meet the future needs of dentistry. We have also accelerated our collaboration with Georgia Tech on several new potential product innovations, and during October we launched our new dental anesthetic, Oraqix. In total, we have launched eighteen new products through three quarters and expect to launch seven more new products during the fourth quarter of 2004."

DENTSPLY will hold a conference call on Wednesday, October 27, 2004 at 8:30 AM Eastern Time. To access the call, dial (877) 885-5820 (for domestic calls) and (706) 643-9578 (for international calls). This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls). Call I.D.: 8763464.

DENTSPLY  designs,  develops,  manufactures  and  markets  a  broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking statements regarding future events or the future financial performance of the company. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, and changes in the general economic environment that could affect our business.

For an  additional  description  of risk  factors,  please refer to
the   Company's   Annual   Report  on  Form  10-K  filed  with  the
Securities and Exchange Commission.

                                                DENTSPLY INTERNATIONAL INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                   SEPTEMBER 30,
                                                               -----------------------------  ------------------------------

                                                                   2004            2003           2004            2003
                                                               -------------   -------------  --------------  --------------

NET SALES                                                         $ 390,592       $ 375,503     $ 1,231,298     $ 1,141,217
NET SALES - Ex Precious Metals                                      345,480         328,771       1,078,271         993,855

COST OF PRODUCTS SOLD                                               191,548         191,702         614,496         576,579

GROSS PROFIT                                                        199,044         183,801         616,802         564,638
 % OF NET SALES                                                       51.0%           48.9%           50.1%           49.5%
 % OF NET SALES - Ex Precious Metals                                  57.6%           55.9%           57.2%           56.8%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                             128,825         120,020         397,855         370,493

RESTRUCTURING COSTS                                                   2,108               -           3,165               -
                                                               -------------   -------------  --------------  --------------

INCOME FROM OPERATIONS                                               68,111          63,781         215,782         194,145
 % OF NET SALES                                                       17.4%           17.0%           17.5%           17.0%
 % OF NET SALES - Ex Precious Metals                                  19.7%           19.4%           20.0%           19.5%

NET INTEREST AND OTHER EXPENSE                                        5,543           4,199          16,253          15,046
                                                               -------------   -------------  --------------  --------------


PRE-TAX INCOME                                                       62,568          59,582         199,529         179,099

INCOME TAXES                                                         16,225          19,295          58,196          57,923
                                                               -------------   -------------  --------------  --------------

INCOME FROM CONTINUING OPERATIONS                                    46,343          40,287         141,333         121,176
 % OF NET SALES                                                       11.9%           10.7%           11.5%           10.6%
 % OF NET SALES - Ex Precious Metals                                  13.4%           12.3%           13.1%           12.2%

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF TAX (INCLUDING GAIN ON SALE IN 2004 OF $43,031)                340           1,027          43,225           2,623
                                                               -------------   -------------  --------------  --------------
NET INCOME                                                         $ 46,683        $ 41,314       $ 184,558       $ 123,799
                                                               =============   =============  ==============  ==============

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                             $ 0.58          $ 0.51          $ 1.76          $ 1.54
   DISCONTINUED OPERATIONS                                                -            0.01            0.54            0.03
                                                               -------------   -------------  --------------  --------------
TOTAL EARNINGS PER SHARE                                             $ 0.58          $ 0.52          $ 2.30          $ 1.57
                                                               =============   =============  ==============  ==============

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                             $ 0.57          $ 0.50          $ 1.73          $ 1.51
   DISCONTINUED OPERATIONS                                                -            0.01            0.53            0.03
                                                               -------------   -------------  --------------  --------------
TOTAL EARNINGS PER SHARE                                             $ 0.57          $ 0.51          $ 2.26          $ 1.54
                                                               =============   =============  ==============  ==============

DIVIDENDS PER SHARE                                                $ 0.0525        $ 0.0525        $ 0.1575        $ 0.1445

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                            80,495          78,999          80,304          78,712
   -DILUTIVE                                                         82,110          81,007          81,910          80,458

                                            DENTSPLY INTERNATIONAL INC.
                                             CONDENSED BALANCE SHEETS
                                                  (IN THOUSANDS)


                                                        SEPTEMBER 30,   DECEMBER 31,
                                                            2004           2003
                                                       -------------   -------------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                             $  407,350    $  163,755
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET                 241,869       241,385
  INVENTORIES, NET                                         212,052       205,587
  OTHER CURRENT ASSETS                                      93,687        88,463
  ASSETS HELD FOR SALE                                           -        28,262
     TOTAL CURRENT ASSETS                                  954,958       727,452

PROPERTY,PLANT AND EQUIPMENT, NET                          381,091       376,211
GOODWILL, NET                                              958,065       963,264
IDENTIFIABLE INTANGIBLES ASSETS, NET                       237,763       246,475
OTHER NONCURRENT ASSETS, NET                                86,160       114,736
ASSETS HELD FOR SALE                                             -        17,449

TOTAL ASSETS                                            $2,618,037    $2,445,587


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                     $  315,544    $  327,752
LIABILITIES OF DISCONTINUED OPERATIONS                           -         1,269
LONG-TERM DEBT                                             781,960       790,202
OTHER LIABILITIES                                          140,726       137,016
DEFERRED INCOME TAXES                                       66,993        66,861
                                                        ----------    ----------
    TOTAL LIABILITIES                                    1,305,223     1,323,100

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                  79           418
STOCKHOLDERS' EQUITY                                     1,312,735     1,122,069

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $2,618,037    $2,445,587
